                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        May 17, 2002
                                                --------------------------------


                       INTEREP NATIONAL RADIO SALES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


             New York                  000-28395               13-1865151
--------------------------------------------------------------------------------
  (State or other jurisdiction        (Commission            (IRS Employer
         of incorporation)            File Number)         Identification No.)


     100 Park Avenue, New York, New York                          10017
-----------------------------------------------------    -----------------------
   (Address of principal executive offices)                     (Zip Code)


  Registrant's telephone number, including area code         (212) 916-0700
                                                         -----------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.   Other Events.

          On May 17, 2002, we issued 10,000 units consisting of one share of Series A Convertible Preferred Stock ("Series A Stock") and 6.25 warrants to acquire an equal number of shares of our Class A common stock ("Warrants") for an aggregate purchase price of $1 million. We will use the proceeds for working capital. This issuance was a follow-on to our issuance of 50,000 such units earlier in May 2002, which was reported in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2002.

          The Series A Stock has a face amount of $100 per share and a liquidation preference in such amount in priority over our Class A common stock and Class B common stock. Each share of the Series A Stock may be converted at the option of the holder at any time into 25 shares of our Class A common stock at an initial conversion price of $4.00 per share (subject to anti-dilution adjustment). If the market price of our Class A Common Stock is $8.00 or more for 30 consecutive trading days, the Series A Stock will automatically be converted into shares of our Class A Common Stock at the then applicable conversion price. The Series A Stock bears a 4% annual cumulative dividend that we can pay in cash or in kind in additional shares of the Series A Stock. Holders of shares of the Series A Stock vote, on an "as converted basis", together with the holders of our Class A and Class B common stock on all matters and would vote alone as a class if changes to the rights or status of the Series A Stock were proposed by us.

          Each warrant is immediately exercisable for one share of our Class A common Stock at a strike price of $4.00 per share (subject to anti-dilution adjustment). The Warrants expire on the fifth anniversary of their date of issuance.

Item 7.   Exhibits.

  Exhibit No.   Description
--------------- ----------------------------------------------------------------
      3.1(1)    Certificate of Amendment of the Restated Certificate of
                Incorporation
      4.1(1)    Form of Warrant
     10.1(1)    Form of Stock Purchase Agreement
     10.2(1)    Form of Registration Rights Agreement

_________________________
(1) Incorporated by reference to our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2002, filed with the Commission on May 15, 2002.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEREP NATIONAL RADIO SALES, INC.
                                        (Registrant)


Date:  June 3, 2002                     By: /s/ William J. McEntee, Jr.
                                           ------------------------------------
                                            William J. McEntee, Jr.
                                            Vice President and
                                            Chief Financial Officer

                                      -3-